AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AGREEMENT is effective as of the 1st day of May,  2006,  and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and FRANKLIN ADVISERS, INC., a California corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement") with the Trust; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

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      e)    the Trust's Registration Statement on Form N-1A under the Securities
            Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

      During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, prospects of each Fund or the public that refer to the Fund in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

      Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time.
      Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser, solely with respect to the assets of the Funds which are under its management pursuant to this Agreement, and based on information obtained from the Funds' administrator, custodian and other service providers, shall take reasonable steps to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg.
      Section 1.817-5, applicable to the Funds.

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      Adviser will not act in a manner that would result in Sub-Adviser  failing to maintain the required diversification and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith and in conjunction with Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and that in such an event Adviser shall work in conjunction with Sub-Adviser in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 11 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser.

      The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will report regularly to Adviser and to the Trust's Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

      d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, and (ii)
            quarterly   reports   developed   for  each  Fund  by  Adviser   and
            Sub-Adviser;

      e) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request;

      f) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G or Schedule 13D, as applicable, with respect to securities held for the account of the Funds subject to the Sub-Adviser's supervision and reporting obligations;

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      g)    will act upon reasonable instructions from Adviser;

      h) will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

      i) will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder;

      j) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act; and

      k) The Sub-Adviser agrees to invest the Fund's assets in accordance with the provisions of Commodity Futures Trading Commission ("CFTC") Rule 4.5(2)(c)(iii)(A) or (B) under the Commodities Exchange Act ("CEA").

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

5. BROKERAGE. The Sub-Adviser will place orders pursuant to the Sub-Adviser's investment determinations for a Fund either directly with an issuer or with any broker or dealer selected by the Sub-Adviser. Nothing herein shall preclude the aggregation or "bunching" of orders for the sale or purchase of portfolio securities in a Fund with other funds, separate accounts or other investment vehicles ("accounts") managed, advised or sub-advised by Sub-Adviser. With respect to the allocation of trades, Sub-Adviser shall not favor any account over any other and purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage

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      arrangements  with respect to all portfolio  transactions  entered into by
      Sub-Adviser  on behalf of the Funds.  Sub-Adviser  will provide  copies of
      futures  agreements  entered  into  by  the  Funds  to  the  Adviser,   if
      applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process. Subject to such policies and procedures as the Trust's Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust shall be available for inspection by the Trust and Adviser upon their reasonable request and agrees to provide the Trust with copies of any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each

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      Fund's  portfolio  transactions.  The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and,

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      unless sooner  terminated as provided herein,  will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.   ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

      Each Fund (and the Adviser with respect to the Fund) is excluded from the definition of a commodity pool operator under CFTC Rule 4.5. In order to ensure compliance with the requirements of Rule 4.5, the Adviser promises that: (1) the Fund will not be, and has not been, marketing participations to the public as or in a commodity pool or otherwise as or in a vehicle for trading in the commodity futures, commodity options, or swaps markets (as these terms are used by Rule 4.5 and interpreted by the CFTC); (2) the Adviser will make and maintain all filings required by Rule 4.5; and (3) the Adviser will take all other actions required to qualify for the exclusion provided by Rule 4.5 for the Funds, other than as provided by
      Section 19 below. The Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5), and any other documentation or assurances the Sub-Adviser may reasonably request with respect to the Fund's reliance on Rule 4.5.

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

      c)    A copy of the current compliance procedures for each Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15.   CONFIDENTIAL  TREATMENT.  It is  understood  and agreed that  information, including, but not limited to, securities selection or recommendations supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder, the identity of the portfolio holdings of the Fund, systems and processes utilized by the Adviser and the Trust,

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                                  PAGE 7 OF 11

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      and  nonpublic  information  related  to the  Trust  and its  shareholders
      (collectively,   "Confidential   Information")   are  to  be  regarded  as
      confidential and for use only as required for the provision of investment management and related services to the Fund. Each party hereto agrees that:

            i) they each are subject to a duty of confidentiality with respect to the Confidential Information;

            ii) they each will use the same degree of care to protect the confidentiality of all Confidential Information they receive as they use to protect their own confidential and proprietary information which they do not wish to have published or disseminated, provided, however, in no event will any party use less than a reasonable degree of care to protect any Confidential Information received;

            iii) except for the purposes of the Fund's investments, they will not trade on Confidential Information received and recognize that adverse consequences may result if the Confidential Information is used for other trading practices;

            iv) they will not disclose or cause to be disclosed any Confidential Information to any person and unless otherwise provided by this section or otherwise required to provide services to the Fund; and

            v) except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and the Trust will not disclose the identity of the portfolio holdings of the Fund until it is either filed with the Securities and Exchange Commission or mailed out to shareholders, which filing or mailing shall not be made sooner than 30 days after quarter end in any manner whatsoever except as expressly authorized in this Agreement, except that the top 10 holdings may be disclosed 15 days after month end. In addition, at the end of each quarter, the Adviser may disclose to certain third party data or service providers to the Fund, who have entered into a confidentiality agreement with the Adviser, a list of securities purchased or sold by the Fund during the quarter. Also, the Sub-Adviser may report the identity of the portfolio holdings of the Fund to certain entities that provide services to the Sub-Adviser, provided that there is a confidentiality agreement between the Sub-Adviser and any such entity.

      Each party agrees to immediately notify the other party if they learn of any use of the Confidential Information by the other party's employees, agents or clients for purpose(s) other than as provided in this section or as required for investment advisory services or administrative services to the Fund, or that would otherwise violate this section. In the event that a party receives a request, demand, order or requisition requiring the disclosure of Confidential Information from any judicial, governmental or regulatory body, they shall promptly (and, to the extent possible, prior to disclosing any Confidential Information) notify the other party of such request, demand, order or requisition. In the event that a party is unable to obtain a protective order or other remedy to prevent the disclosure of any or all of the Confidential Information, the other party agrees to furnish only that portion of the Confidential Information which they are legally required to provide. Each party

--------------------------------------------------------------------------------
      acknowledges that damages alone would not be an adequate remedy of any breach of the provisions in this section and, accordingly, without prejudice to any and all other rights or remedies, each party acknowledges that the other party and its affiliates or any other entity to which the Confidential Information pertains shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of the provisions of this section.

16. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

      a)    To Adviser:
            Jackson National Life Insurance Company
            1 Corporate Way
            Lansing, MI 48951
            Attn: Thomas J. Meyer

      b)    To Sub-Adviser:
            Franklin Advisers, Inc.
            One Franklin Parkway
            San Mateo, CA 94403-1906
            Attention:

            With a copy to:
            Franklin Templeton Investments
            One Franklin Parkway
            San Mateo, CA 94403-1906
            Attention: General Counsel

18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

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                                  PAGE 9 OF 11

19. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

20. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

21. NO CLAIMS FILING. Sub-Adviser shall not be expected or required to take any action with respect to legal proceedings (including, without limitation, class action lawsuits, governmental or regulatory victim funds, and bankruptcy proceedings) involving securities presently or formerly held in a Fund, or the issuers of such securities or related parties.

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                                 PAGE 10 OF 11

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 7th day of December, 2012, effective December 1, 2012.

                                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                     By:    /s/ Mark D. Nerud
                                        ----------------------------------------

                                     Name:  Mark D. Nerud
                                          --------------------------------------

                                     Title: President and CEO
                                           -------------------------------------

                                     FRANKLIN ADVISERS, INC.

                                     By:    /s/ Edward B. Jamieson
                                        ----------------------------------------

                                     Name:  Edward B. Jamieson
                                          --------------------------------------

                                     Title: President
                                           -------------------------------------

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                                 PAGE 11 OF 11

                                   SCHEDULE A
                                DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
                       JNL/Franklin Templeton Income Fund
--------------------------------------------------------------------------------
               JNL/Franklin Templeton Global Multisector Bond Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                       JNL/FRANKLIN TEMPLETON INCOME FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 Million                                                  0.625%
--------------------------------------------------------------------------------
$50 Million to $200 Million                                        0.465%
--------------------------------------------------------------------------------
$200 Million to $500 Million                                       0.375%
--------------------------------------------------------------------------------
Amounts over $500 Million                                          0.350%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              JNL/FRANKLIN TEMPLETON GLOBAL MULTISECTOR BOND FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $100 Million                                                  0.45%
--------------------------------------------------------------------------------
$100 Million to $250 Million                                        0.40%
--------------------------------------------------------------------------------
$250 Million to $500 Million                                        0.38%
--------------------------------------------------------------------------------
$500 Million to $750 Million                                        0.37%
--------------------------------------------------------------------------------
Amounts over $750 Million                                           0.36%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-1